Exhibit 99.1

                        Press Release Dated May 25, 2004

       Hirsch Announces Acceptance of Letter of Intent on Hometown Threads


Hauppauge, N.Y. - May 25, 2004 - Hirsch International Corp. (NASDAQ: HRSH) today announced that it had entered into a non-binding Letter of Intent with a company that has expressed an interest in acquiring its Hometown Threads, LLC, subsidiary. The company is expected to engage in due diligence and then negotiate terms and conditions of the transaction. There can be no assurances that the parties will mutually agree to terms for any such transaction or that any such transaction will close.

Paul Gallagher, President and COO commented, "The main objective in considering the sale of Hometown is to find a global strategic partner that will allow Hirsch to continue to expand its core business by providing product, service, and support to the new entity."

Hirsch International Corp. is the leading single source provider of advanced embroidery systems to the embroidery industry. Hirsch International Corp. supplies computer-controlled embroidery machinery, design and digitizing software, and a wide range of related products and support services. For more information on Hirsch products and services, call Hirsch International Corp. at 1-866-447-7244 or visit our website at www.hirschintl.com.

Certain statements and information included in this press release constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements express our intention, strategies, or predictions for the future. Forward looking statements in this press release include, among other things, statements regarding the continued listing or delisting of our stock from the NASDAQ Small Cap Market. These forward looking statements involve unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Hirsch to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. A further discussion of factors that could affect Hirsch's results is included in reports filed with the Securities and Exchange Commission, including Hirsch's Annual Report on Form 10-K for the year ended January 31, 2004.

Contact:
Paul Gallagher
President and Chief Operating Officer
Hirsch International Corp.
(631) 701-2211

Beverly Eichel
Chief Financial Officer
Hirsch International Corp.
(631) 701-2169